Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                    HCIA INC.

                                    ARTICLE I

                                  STOCKHOLDERS
                                  ------------

         Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held each year at the principal office of the Corporation in the State of Maryland, or at such other place, during the month of April, at such date, hour and place within or without the State as may be fixed by the Board of Directors for the purpose of election of Directors and for the transaction of such other business as may properly come before the meeting.

         Section 2. Special Meeting. A special meeting of stockholders may be called by the Board of Directors or by the President to be held at the principal office of the Corporation in the State of Maryland or at such other place as may be determined by the Board of Directors when such meeting is called. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 50% of all the votes entitled to be cast at such meeting; provided, however, unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called for the purpose of considering any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. Such request shall state in general terms the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Notice of such special meeting shall be given in the same manner as is provided in the case of annual meetings.

         Section 3. Notice. Not less than 10 nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the



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stockholder at his post office address as it appears on the records of the
Corporation, with postage thereon prepaid.

         Section 4. Scope of Notice. No business shall be transacted at a special meeting of stockholders except that designated in the notice. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         Section 5. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 6. Voting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         Section 7. Proxies. A stockholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 8. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the President, a Vice-President or a proxy appointed by the President or a Vice-President of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the Board of Directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

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         Shares of its own stock directly or indirectly owned by this
Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

         Section 9. Inspectors. At any meetings of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

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         Section 11. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

         Section 12.  Nominations and Stockholder Business.

         (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

                           (2) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the

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Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business as shall have been brought before the meeting pursuant to the Corporation's notice of meeting shall be conducted at a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected: (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was

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made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

                  (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

         Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A Director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

         Section 2. Number and Term of Office. The Board of Directors shall consist of such number of Directors as the Board of Directors shall designate from time to time. The members of the Board of Directors shall be elected to serve for terms of three (3) years. Unless otherwise provided in the applicable resolution electing the Director, a Director shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualifies, or until his death, resignation or removal in the manner provided in SECTION 9 of this ARTICLE II.

         Section 3. Election of Directors. The Board of Directors shall be divided into three classes. Each such class shall consist, as nearly as possible, of one-third of the total number of Directors, and any remaining Directors shall be included within each such class or classes as the Board of Directors shall designate. At each annual meeting of stockholders, successors to the class of Directors whose term expires at that annual

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meeting shall be elected for a term of three years. In the event of the failure to elect Directors at an annual meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of Directors, provided that notice of such meeting shall contain mention of such purpose. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Except as otherwise provided in the Charter, at each meeting of the stockholders for the election of directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at such election.

         Section 4. Vacancies. If the office of a Director becomes vacant for any reason other than removal or increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of Directors then in office, although such majority is less than a quorum.

         Section 5. Annual Meetings. An annual meeting of the Board of Directors shall immediately follow the annual meeting of stockholders each year. No notice of the annual meeting need be given to the Directors.

         Section 6. Special Meetings. Special Meetings of the Board of Directors may be called at any time by the President, Chairman of the Board or by any two Directors, to be held at the principal office of the Corporation in the State of Maryland, or at such other place or places as the Directors may from time to time designate. Notice of special meetings of the Board of Directors shall be given to each Director at least twenty four (24) hours prior to the meeting by service to the Director by telegram, letter or by personal notice, including telephone notice.

         Section 7. Quorum. A quorum for the transaction of business at every meeting of the Board of Directors shall consist of a majority of the Board of Directors, and the vote of a majority of those present at a meeting at which a quorum is present shall be required to pass any measure or resolution unless a greater number is required by statute or by the Charter or by these Bylaws. If less than a quorum of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

         Section 8. Telephone Meetings. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

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Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each Director and such consent is filed with the minutes of proceedings of the Board of Directors.

         Section 10. Compensation. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to Directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 11. Removal of Directors. Any Director of the Corporation may be removed with cause by the affirmative vote of the holders of seventy-five percent (75%) of all the votes entitled to be cast for the election of Directors, but no Director may be removed by the stockholders without cause. Except as otherwise provided by contract, any vacancy in the Board of Directors caused by any such removal may be filled at such meeting or any adjournment of such meeting by the holders of shares of stock of all classes representing a majority of the aggregate number of votes of the shares of stock of all classes then issued, outstanding and entitled to vote for the election of Directors. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in any other manner permitted by law.

                                   ARTICLE III

                                   COMMITTEES
                                   ----------

         Section 1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

         Section 2. Powers. The Board of Directors may delegate to committees appointed under SECTION 1 of this Article any of the powers of the Board of Directors except as prohibited by law.

         Section 3. Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of such absent member.

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         Section 4. Telephone Meetings. Members of a committee of the Board of
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if an unanimous consent which sets forth the action is signed by each member of the committee and such consent is filed with the minutes of the proceedings of such committee.

         Section 6. Minutes of Meetings. The minutes of any meeting of a committee shall be distributed to each member of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         Section 1. General Provisions. The officers of the Corporation shall consist of a President, Secretary and Treasurer and also may consist of a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chairman of the Board, a Vice Chairman of the Board, additional Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as the Board may determine from time to time. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Directors may leave vacant any office except that of President, Treasurer and Secretary. Election or appointment of an officer or agent shall not in itself create contract rights between the Corporation and such officer or agent.

         Section 2. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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         Section 3. Vacancies. A vacancy in any office may be filled by the
Board of Directors.

         Section 4. President. The President shall in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and the Vice-Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 5. Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive, senior or Assistant Vice President or as Vice President for particular areas of responsibility.

         Section 6. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if the Corporation shall have a seal; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable

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effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 8. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer, who shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

         Section 9. Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer, who shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

         Section 10. Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer, who shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

         Section 11. Chairman and Vice-Chairman of the Board. The Chairman of the Board, if one is elected, shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice-Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

         Section 12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors,

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give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the Board of Directors.

         Section 13. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

         Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

         Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

         Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VI

                                 SHARES OF STOCK
                                 ---------------

         Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the President or Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference

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or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement of summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

         Section 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in the case of a meeting of stockholders not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

         In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days before the date of such meeting.

         If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

                                   ARTICLE VII

                                    DIVIDENDS
                                    ---------

         Section 1. Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the Charter of the Corporation. Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Charter of the Corporation.

         Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                      SEAL
                                      ----

         Section 1. Seal. The corporate seal, if the Corporation shall decide to have a seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Maryland". The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. Affixing Seal. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE IX

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall end on the 31st day of December of each year unless otherwise provided by the Board of Directors.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

         Section 1. General. The Corporation shall indemnify: (i) any individual who is a present or former Director or officer of the Corporation; or (ii) any individual who serves or has served in another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer, or as a partner or trustee of such partnership or employee benefit plan, at the request of the Corporation and who by reason of service in that capacity was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted under the Maryland General Corporation Law. The Corporation may, with the approval of its Board of Directors, provide such indemnification for a person who formerly served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and for any employee or agent of the Corporation or a predecessor of the Corporation.

         Section 2. Advancement of Expenses. Reasonable expenses incurred by a Director or officer who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by the party seeking indemnification that he has a good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized herein has been met; and (ii) a written undertaking by or on behalf of the party seeking indemnification to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                                   ARTICLE XI

                                WAIVER OF NOTICE
                                ----------------

         Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XII

                               AMENDMENT OF BYLAWS
                               -------------------

         Any provision of these Bylaws may be altered, amended or repealed at any regular or special meeting of the stockholders or of the Board of Directors by vote of not less than a majority of the aggregate number of the votes entitled to be cast thereon, except that SECTIONS 2, 3 AND 9 of ARTICLE II and this ARTICLE XII may be altered, amended or repealed, and any bylaw or provision of the Charter of the Corporation inconsistent with SECTIONS 2, 3 OR 9 of
ARTICLE II or this ARTICLE XII may be adopted, only by the authorization of not less than seventy-five percent (75%) of the aggregate number of the votes entitled to be cast thereon by either the stockholders of the Corporation (considered for this purpose as a single class) or by the Board of Directors, as applicable.

         The foregoing are certified as the Amended and Restated Bylaws of the Corporation as of January 1, 1998.

                                       Charles A. Berardesco
                                       --------------------------------
                                       Charles A. Berardesco, Secretary